SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549


                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)        December 22, 2000
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                                      SYS
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                (Exact Name of Registrant as Specified in Charter)


       California                   0-4169                   95-2467354
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(State or Other Jurisdiction     (Commission               (IRS Employer
     of Incorporation)            File Number)         Identification Number)


             9620 Chesapeake Drive, Suite 201, San Diego, CA 92123
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             (Address of Principal Executive Offices)      (Zip Code)


Registrant's telephone number, including area code        (858) 715-5500
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                                    (none)
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         (Former Name or Former Address, if Changed Since Last Report)


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

Item 5.  Other Event

     On December 15, 2000, the Company entered into a Letter of Intent (LOI) with Ms. Donna L. Grant and Mr. Arnold G. Pearce (Sellers), the exclusive shareholders of Paragon Systems, Inc. (Paragon) to acquire all of their shares.
 Paragon has revenues of approximately $19 million annually and about 20 employees.

     Paragon is a profitable government contractor that provides contract support on software development and systems design, development and deployment for the military intelligence community. Paragon is also a Sun Microsystems Government Systems Integrator and provides Electronic Document Scanning and Retention services to various governmental agencies. As with SYS, the majority of Paragon's contracts are with the Department of Defense.

     The purchase price will consist of cash, convertible promissory notes and SYS common stock and the assumption of certain debts in exchange for Paragon's stock and as generally provided for in the LOI and to be specifically described and set forth in one or more definitive agreements to be executed by the parties.

     SYS will provide employment contracts for key employees in exchange for non-compete agreements. The Sellers will provide the list of key employees.

     The parties anticipate that, subject to completion of satisfactory due diligence by SYS and completion of the definitive agreements, closing of the transaction contemplated in the definitive agreements shall occur expeditiously after the definitive agreements are executed. The definitive agreements shall be executed no later than March 1, 2001. SYS will file a detailed Form 8-K once the definitive agreements have been signed by the parties.


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

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.


                                                         SYS
                                                      (Registrant)


Date: December 22, 2000                    By: /s/  Michael W. Fink
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                                              Michael W. Fink, Secretary